CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" for Systematic International Equity Fund, a series of Strategic Funds, Inc. in this Registration Statement (Form N-1A Nos. 2-88816 and 811-3940) of Strategic Funds, Inc.

ERNST & YOUNG LLP

New York, New York
November 21, 2006